HILLS BANCORPORATION

                              An Iowa Corporation

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 16, 2001

   The Annual Meeting of the Shareholders of Hills Bancorporation, an Iowa corporation (the "Company"), will be held at the Hills Community Center, Hills, Iowa, on Monday, the 16th day of April, 2001, at 4:00 o'clock p.m., local time, for the following purposes:

     1.   To elect three members of the Board of Directors.

     2. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on March 13, 2001, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting, or any adjournments thereof.

   TO INSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE COMPANY SOLICITS YOU TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY WITHDRAW YOUR PROXY AND DO SO.

Date: March 23, 2001                          By Order of the Board of Directors




                                              /s/ Dwight O. Seegmiller
                                              ----------------------------------
Hills Bancorporation                          Dwight O. Seegmiller, President
131 Main Street
Hills, Iowa 52235

                              HILLS BANCORPORATION

                                 131 Main Street

                                Hills, Iowa 52235

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 16, 2001

   This Proxy Statement is furnished to shareholders of Hills Bancorporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held April 16, 2001, and any adjournments thereof. This Proxy Statement and form of Proxy enclosed herewith are first sent to the shareholders of the Company entitled thereto on or about March 23, 2001.

   If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein. Election of any nominee as a director requires a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

   Only shareholders of record at the close of business on March 13, 2001, are entitled to notice of and to vote at the meeting. There were 1,495,483 shares of Common Stock of the Company outstanding at the close of business on that date, all of which will be entitled to vote. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the meeting. Holders of the shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the meeting and will not affect the outcome of any matter.

   The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the meeting if shareholders who do not expect to attend in person will return signed proxies promptly whether they own a few or many shares.

   A shareholder may revoke his or her Proxy at any time prior to the voting thereof by filing with the Secretary of the Company at the Company's principal office at 131 Main Street, Hills, Iowa 52235, a written revocation or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy at the meeting at any time before it is exercised.

            INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

   The Company has ten directors with staggered terms of office. Three directors are to be elected at the 2001 Annual Meeting of shareholders to serve for a three-year term. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board of Directors may designate.

   Each director of the Company also serves as a director of each of the Company's wholly-owned subsidiaries which are two commercial banks. The commercial banks are Hills Bank and Trust Company ("Hills") and Hills Bank Kalona ("Kalona"). Effective on November 17, 2000, another wholly-owned subsidiary bank having offices in Cedar Rapids, Lisbon and Mount Vernon ("Hills Bank") was merged into Hills Bank and Trust Company. The Company anticipates that, following the election of the nominees set forth below, all directors of the Company will continue to serve as directors of the Banks, being elected to such positions by the vote of the Company as the sole shareholder of the Banks.

   Set forth below are the names of the three persons nominated by the Board of Directors for election as directors at the 2001 Annual Meeting along with certain other information concerning such persons.

Name and Year                                                  Positions &                 Principal Occupation or
First Became                                                   Offices Held                Employment During
a Director                                  Age                With Company                the Past Five Years
--------------------------------      --------------         -----------------       ---------------------------------
Directors Serving Until the 2004
  Annual Meeting

Michael E. Hodge                           47                  Director               President and shareholder
2000-Company                                                                          of Hodge Construction
2000-Bank                                                                             Company

Richard W. Oberman                         65                  Director               President,
1984-Company                                                                          Oberman Farms, Inc.
1980-Bank

Sheldon E. Yoder, D.V.M.                   48                  Director               President
1997-Company                                                                          and shareholder of
1997-Bank                                                                             Kalona Veterinary Clinic

              INFORMATION CONCERNING DIRECTORS OTHER THAN NOMINEES

    The following table sets forth certain information with respect to directors of the Company who will continue to serve subsequent to the 2001 Annual Meeting and who are not nominees for election at the 2001 Annual Meeting.

Name and Year                                                  Positions &                Principal Occupation or
First Became                                                   Offices Held                   Employment During
a Director                                 Age                With Company                   the Past Five Years
--------------------------------         -------              -------------           ----------------------------------
Directors Serving Until the 2002 Annual Meeting

Theodore H. Pacha                          52                  Director               President and owner of THEO
1990-Company                                                                          Resources (Business Investment
1990-Bank                                                                             and Consulting), May, 1999 to
                                                                                      present; previously executive
                                                                                      officer and owner of
                                                                                      Hawkeye Medical Supply,
                                                                                      Inc. (medical supplies)

Ann Marie Rhodes                           47                  Director               Associate Counsel - The
1993-Company                                                                          University of Iowa; July, 2000
1993-Bank                                                                             to present; previously Vice
                                                                                      President for University
                                                                                      Relations - The University of
                                                                                      Iowa

Ronald E. Stutsman                         61                  Director               Executive officer and
1984-Company                                                                          shareholder of Eldon C.
1981-Bank                                                                             Stutsman, Inc. (fertilizer plant)

Name and Year                                                  Positions &                Principal Occupation or
First Became                                                   Offices Held                   Employment During
a Director                                 Age                With Company                   the Past Five Years
--------------------------------         -------              -------------           ----------------------------------
Directors Serving Until the 2003 Annual Meeting

Willis M. Bywater                          62                  Director &             Executive officer and
1984-Company                                                   Vice President         shareholder of Economy
1979-Bank                                                                             Advertising Company
                                                                                      (commercial printing
                                                                                      and sales of advertising
                                                                                      specialties)

Thomas J. Gill, D.D.S.                     54                  Director               Dentist - Private Practice
1993-Company
1993-Bank

Donald H. Gringer                          66                  Director               Executive officer and
1988-Company                                                                          shareholder of Gringer Feed
1988-Bank                                                                             and Grain (grain elevator)

Dwight O. Seegmiller                       48                  Director &             President of the Company
1986-Company                                                   President              and the Banks
1986-Bank

None of the nominees or directors serves as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.

                 INFORMATION CONCERNING THE BOARDS OF DIRECTORS

Board of Directors of Company

   The Board of Directors of the Company meets on a regularly scheduled basis. During 2000, the Board of Directors of the Company held an annual meeting and thirteen regular meetings. The Board of Directors of the Company has established a committee (the "Incentive Stock Committee") consisting of the nine non-employee directors (all directors but Mr. Seegmiller) to administer and grant awards under the Hills Bancorporation 2000 Stock Option and Incentive Plan (the "Incentive Stock Plan"). During 2000, no options were granted so the Incentive Stock Committee held no meetings. The Board of Directors of the Company has not established any standing executive, audit, nominating or compensation committees or committees performing similar functions. During 2000, all directors of the Company attended at least seventy-five percent of the total number of meetings of the Board. Directors are compensated for attending meetings of the Board of Directors of the Company at the rate of $150 per meeting. The Directors are not compensated for meetings of the Incentive Stock Committee.

   Upon approval of the Incentive Stock Plan by the Company's shareholders at the 1993 Annual Meeting, options to purchase up to 2,055 shares of Company Common Stock were granted in accordance with the terms of the plan to each non-employee director of the Company (all directors but Mr. Seegmiller). No additional grants could be made after 1999 under the 1993 plan. The options were immediately exerciseable upon grant at an exercise price of $25.34 per share. The options were granted in tandem with dividend equivalents, entitling the holder of the option to receive, upon exercise of the option, a cash payment equal to the dividends paid with respect to the shares purchased from the date the option was granted through the date the option is exercised. The options will expire on the earlier of April 19, 2003 or two years after the director's term of service on the Board of Directors of the Company ends.

Boards of Directors of Banks

   The business and affairs of the Banks are managed directly by the Board of Directors of each of the Banks, the membership of which is identical to that of the Board of Directors of the Company. The Board of Directors of each of the Banks holds regular monthly meetings. In 2000, the Board of Directors of Hills had twelve regular meetings and one special meeting. The Board of Directors of Hills has established the Trust Committee, Audit Committee, Loan Committee and Employee Stock Ownership Plan ("ESOP") Committee as standing committees of the Board of Directors. Directors Gringer and Pacha serve on the Trust Committee; Directors Bywater, Gill and Rhodes on the Audit Committee; Directors Bywater, Hodge, Oberman, Pacha, Stutsman, and Yoder on the Loan Committee; and Director Rhodes serves on the ESOP Committee. The three directors not appointed to the Loan Committee are invited to attend meetings of that committee and are compensated at the normal rate for each meeting attended. Hills has established no standing executive, nominating or compensation committees of the Board of Directors or committees performing similar functions.

   The Trust Committee is responsible for overseeing and annually reviewing the status of all trusts for which the Hills Trust Department acts in a fiduciary capacity. The Trust Committee met twelve times during 2000. The Audit Committee held six meetings during 2000 and is responsible for coordinating the audit service with McGladrey & Pullen, LLP and addressing internal audit functions. The Loan Committee held twelve meetings during 2000 and is responsible for review and oversight of the loan activities of Hills. The ESOP Committee, which is responsible for overseeing the ESOP in connection with which Hills Trust Department serves as trustee, had one meeting during 2000. During 2000, all of the directors of Hills attended at least 75% of the total number of meetings of the Board of Directors and the committees to which each director was appointed.

   Directors of Hills who are not employees of Hills (all directors but Mr. Seegmiller) receive a retainer of $5,000 per year and $250 for each meeting of the Board of Directors attended. Willis M. Bywater, the Chairman of the Board of Hills, receives an additional $1,500 per year as a retainer fee. Directors of Hills who are not employees of Hills are compensated for serving on the various Hills committees at the rate of $150 per meeting attended.

   The membership of the Board of Directors of Hills Bank, formerly Lisbon Bank and Trust Company, and the membership of the Board of Directors of Kalona has been identical to the membership of the Boards of Directors of the Company and Hills. With the merger of Hills Bank into Hills Bank and Trust Company effective November 17, 2000 the Board of Directors of Hills Bank discontinued. The directors of Hills Bank and Kalona are compensated at the rate of $50.00 for each meeting attended. During 2000, there were no committees of the Board of Directors of Hills Bank or the Board of Directors of Kalona. The Board of Directors of Hills Bank held eleven regular meetings during 2000. The Board of Directors of Kalona held twelve regular meetings during 2000. All directors of Hills Bank and Kalona attended at least 75% of the meetings held.

   The Audit Committee held six meetings during 2000 and is responsible for coordinating the audit service with McGladrey & Pullen, LLP and addressing internal audit functions. The Board of Directors has adopted a written charter for the Audit Committee. The charter is included in this proxy statement as Exhibit A.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission was $57,250.

All Other Fees

   The aggregate fees billed for non-audit services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. for the most recent fiscal year was $88,955 including consulting services, income tax services, FDICIA and FHLB attestations, IS Controls Review and pension plan audits and tax returns. There were no fees for Financial Information Systems Design and Implementation. The Audit Committee has considered wither the provision of these non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

   Set forth in the following table is certain information on each person who is known to the Board of Directors to be the beneficial owner as of March 13, 2001 of more than 5% of the Company's Common Stock, which is the only class of equity securities which the Company has outstanding.

                    Amount and Nature of Beneficial Ownership

                            Total Shares             Sole Voting          Shared Voting
Name and Address of         Beneficially           and Investment        and Investment            Percent of
Beneficial Owner                Owned                   Power                 Power                   Class
----------------------     --------------         ---------------       ----------------         ------------
Hills Bank and Trust           150,005                    0                150,005 (1)               10.03%
  Company, as trustee
  of the Hills Bank
  and Trust Company
  Employee Stock
  Ownership Plan
  131 Main Street
  Hills, Iowa 52235

NOTE:

 (1)Consists of shares of Company Common Stock allocated to the accounts of employees of the Banks eligible to participate in the Hills Bank and Trust Company Employee Stock Ownership Plan. Employees are entitled to direct the trustee how to vote shares allocated to their accounts.

   The following table sets forth certain information as of March 13, 2001 as to the number of shares of the Company's Common Stock beneficially owned by each director, nominee for director, executive officer and by the executive officers and directors as a group.

                    Amount and Nature of Beneficial Ownership

                                   Total Shares          Sole Voting         Shared Voting
                                   Beneficially        and Investment       and Investment         Percent of
         Name                          Owned                Power                Power              Class (3)
   -----------------               --------------    -----------------     ----------------       ------------
Directors
 Willis M. Bywater                   26,715 (1)            15,355               11,360               1.78%
 Thomas J. Gill, D.D.S.               2,055 (1)             2,055                    0                .14%
 Donald H. Gringer                    2,679 (1)             2,679                    0                .18%
 Michael E. Hodge                       900                     0                  900                .06%
 Richard W. Oberman                  15,255 (1)             4,275               10,980               1.02%
 Theodore H. Pacha                    2,655                 2,655                    0                .18%
 Ann Marie Rhodes                     2,055 (1)             2,055                    0                .14%
 Dwight O. Seegmiller                40,815 (2)            39,615                1,200               2.73%
 Ronald E. Stutsman                  14,958 (1)            14,769                  189               1.00%
 Sheldon E. Yoder                     2,364 (1)             2,364                    0                .16%

Non-Director Executive Officers

Thomas J. Cilek                      21,249 (2)            16,629                 4,620               1.42%
James G. Pratt                       23,339 (2)            18,419                 4,920               1.56%
All Directors and                   155,039 (3)           120,870                34,169              10.23%
  Executive Officers as a
  group (13 persons)

NOTES:
 (1)This figure includes 2,055 shares subject to currently exercisable stock options granted in 1993 for six of the directors of the Company and 2,055 shares subject to currently exercisable stock options granted in 1997 to one director pursuant to the Hills Bancorporation 1993 Incentive Stock Plan.
 (2)This figure includes shares held by the Hills Bank and Trust Company Employee Stock Ownership Plan which have been allocated to the executive officers for voting purposes. The following number of shares have been allocated under the ESOP to the executive officers for voting purposes: Mr. Seegmiller - 13,689; Mr. Cilek - 8,946; Mr. Pratt - 11,024; all executive officers as a group - 33,659. Also includes 6,077 shares subject to currently exercisable stock options granted in 1993 to two executive officers of the Company. The amount of stock options for each executive officer: Mr. Cilek - 3,683; and Mr. Pratt - 2,394.
 (3)Includes, for each such person, shares that are deemed to be beneficially owned by such person (a) because such shares are subject to options currently exercisable by such person or (b) because such shares are held by the Hills Bank and Trust Company Employee Stock Ownership Plan and have been allocated to such person with shared voting power, as noted in Notes 1 and 2.

                       EXECUTIVE COMPENSATION AND BENEFITS

Summary Compensation Table

   The following table provides certain summary information concerning compensation paid or accrued by the Company and the Banks for the last three fiscal years with respect to Mr. Seegmiller, as President of the Company, and to the other two executive officers of the Company:

                                          Annual Compensation           Long Term Compensation

                                       -----------------------        ---------------------------
                                                                                Awards
      Name and                                                                ---------
      Principal                                                               Securities                All Other
      Position                    Year      Salary ($)   Bonus ($) (1)    Underlying Options      Compensation ($) (2)
    -----------                --------    -----------  --------------  ---------------------   ----------------------
Dwight O. Seegmiller              2000        206,428   54,843                       0                   51,819
  President of                    1999        206,428   43,143                       0                   47,407
  Company and                     1998        206,428   33,743                       0                   42,644
  Banks

Thomas J. Cilek                   2000        159,512   28,150                       0                   22,302
  Secretary of                    1999        159,512   18,650                       0                   21,116
  Company; Senior                 1998        159,512   12,550                       0                   20,813
  Vice President
  of Bank

James G. Pratt                    2000        159,512   39,150                       0                   23,650
  Treasurer of                    1999        159,512   28,550                       0                   22,295
  Company;                        1998        159,512   20,250                       0                   21,795
  Senior Vice
  President of Bank

Notes:

 (1)Consists of a $45,000 cash bonus for Mr. Seegmiller, a $25,000 cash bonus to Mr. Cilek and a $35,000 cash bonus to Mr. Pratt and additional compensation that represents the contributions, which were limited due to statutory and administrative rules, for the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan.

 (2)For each of the named executive officers, the figures shown consist partially of contributions in the following amounts made by the Banks to the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan for the specified year and partially of above-market returns on deferred compensation accrued during the specified year. The difference between the figures shown and the contributions to the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan in the table below are the above-market returns:

                        Year             Contribution Amounts
                        ----             --------------------

                        2000                    $15,300
                        1999                     14,400
                        1998                     14,400

    For all years shown the above-market returns were based on the change in the value of the Company's common stock.

Unexercised Stock Options and Fiscal Year-end Option Values

                  Number of Securities Underlying       Value of Unexercised
                      Unexercised Options at          In-the Money Options at
                              FY-End(#)                       FY-End ($)
     Name         Exercisable/Unexercisable(1)(2)   Exercisable/Unexercisable(3)

Thomas J. Cilek               3,683/-0-                     $187,207/-0-

James G. Pratt                2,394/-0-                     $121,687/-0-

Notes:
 (1)Options were granted in tandem with dividend equivalents. Dividend equivalents entitle the holder of the option to receive, upon exercise of the option, a cash payment equal to the dividends paid with respect to the shares purchased from the date the option was granted through the date the option was exercised.

 (2)All options granted were subject to a five-year vesting requirement and are now fully vested.

 (3)These dollar values were calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at fiscal year-end. Options were granted at an exercise price equal to the then fair market value of the underlying stock which was determined by the Incentive Stock Committee of the Board of Directors to be equal to the then book value per share ($26.17) of the stock. The fair market value of stock as of December 31, 2000 is $77.00 per share. Since no established trading market exists for the Company's common stock the price of $77.00 is based on the last known selling price in December, 2000. The book value per share of the stock as of December 31, 2000 is $53.54 computed on the same method as the $26.17 book value used at the date the options were granted.

Employee Stock Ownership Plan

   The Banks sponsor a tax-qualified income plan for the employees of the Banks known as the Hills Bank and Trust Company Employee Stock Ownership Plan (the "ESOP"). The ESOP is described in and operated in accordance with the provisions of the written plan document. Hills is the trustee of the ESOP assets. The ESOP is a defined contribution plan designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The ESOP is designed and intended to invest primarily in Common Stock issued by the Company and, in so doing, to provide for employee participation in the equity ownership of the Company. The ESOP may also provide benefits in the event of death, disability or other termination of employment prior to retirement. Any benefits payable under the ESOP will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the ESOP. The total number of participants in the ESOP as of January 1, 2001, was 240.

   Participating employees are entitled to direct the trustee of the ESOP how to vote the Common Stock of the Company held for their benefit and allocated to their accounts under the ESOP. The trustee of the ESOP will have voting discretion with regard to all other Common Stock of the Company owned by the ESOP, if any. All common stock owned by the ESOP has been allocated to participating employees.

   Each calendar year the Banks contribute to the ESOP such amount as may be determined by the Board of Directors or as may be required to make any payments of principal and interest due on any loan made to the trustee of the ESOP. The ESOP does not require or allow contributions by participating employees. Distributions of benefits from the ESOP to plan participants or their beneficiaries can be made either in cash or in Common Stock of the Company. In recent years, distributions have been made partly in cash and partly in Common Stock of the Company. Subject to certain exceptions, contributions to the ESOP are fully vested after seven (7) years of service with the Banks.

   The following table indicates the amount accrued pursuant to the ESOP for each named executive officer or group during 2000:

Name of Individual                Capacities in               Amounts
or Number in Group                Which Served                Accrued
--------------------------------------------------------------------------------

Dwight O. Seegmiller     Director and President of the         $1,700
                         Company; Director and President
                         of the Banks

Thomas J. Cilek          Secretary of the Company;             $1,700
                         Senior Vice President of the Bank

James G. Pratt           Treasurer of the Company;             $1,700
                         Senior Vice President of the Bank

All Executive Officers
as a group (3 persons)                                         $5,100

All Other Participating
Employees (237 persons)                                        $65,093

Profit Sharing Plan

   Hills is the trustee of the Hills Bank and Trust Company Profit Sharing Plan (the "Profit Sharing Plan"). The Profit Sharing Plan is operated in accordance with the provisions of the written plan document. Employees of the Banks are eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan, like the ESOP, is designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The Profit Sharing Plan is a defined contribution plan and is invested in assets other than equity securities of the Company. Any benefits payable under the Profit Sharing Plan will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the Profit Sharing Plan. The Profit Sharing Plan does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the Profit Sharing Plan are fully vested after seven (7) years of service with the Banks.

   The following table indicates the amount accrued pursuant to the Profit Sharing Plan for each named executive officer or group during 2000:

Name of Individual                 Capacities in                      Amounts
or Number in Group                 Which Served                       Accrued
--------------------------------------------------------------------------------

Dwight O. Seegmiller     Director and President of the
                         Company; Director and President
                         of the Banks                                 $13,600

Thomas J. Cilek          Secretary of the Company;
                         Senior Vice President of the Bank            $13,600

James G. Pratt           Treasurer of the Company;
                         Senior Vice President of the Bank            $13,600

All Executive Officers
as a Group (3 persons)                                                $40,800

All Other Participating
Employees (237 persons)                                               $520,747

Performance Graph

   The following performance graph provides information regarding cumulative, five year shareholder returns on an indexed basis of the Company's Common Stock as compared with NASDAQ Market Index and the Regional-Southwest Banks Index prepared by Media General Financial Services of Richmond, Virginia. The latter index reflects the performance of forty-two bank holding companies operating principally in the Midwest as selected by Media General Financial Services. The indexes assume the investment of $100 on December 31, 1995 in Company Common Stock, the NASDAQ Index and the Regional-Southwest Banks Index, with all dividends reinvested.

Compensation Committee Interlocks and Insider Participation

   Except as otherwise noted below, all compensation decisions affecting the executive officers of the Company and the Banks are made by the Board of Directors of the Banks, as the executive officers are employees of the Banks. The Board of Directors of the Banks has not established a compensation committee. Mr. Seegmiller, President of the Banks, serves on the Board of Directors of the Banks, but does not participate in deliberations or voting on decisions concerning compensation of executive officers. Although Mr. Seegmiller does make a recommendation to the Board of Directors regarding the compensation of Mr. Cilek and Mr. Pratt, no recommendation is made by Mr. Seegmiller regarding his own compensation. After making such recommendations, Mr. Seegmiller is excused from the meeting and the Board of Directors deliberates and votes upon the compensation to be paid to each of the three executive officers. Decisions regarding the award of stock options to the three executive officers pursuant to the Company's Incentive Stock Plan are made by an Incentive Stock Committee of the Board of Directors of the Company consisting of the nine non-employee directors (all directors but Mr. Seegmiller).

   Willis M. Bywater and Michael E. Hodge, both members of the Board of Directors of the Banks and the Incentive Stock Committee, participated in deliberations concerning executive compensation matters during 2000 but since Mr. Hodge was elected in April, 2000 to the Board of Directors he was not part of any compensation matters in the year 2000. Under rules of the Securities and Exchange Commission, the Banks are required to disclose that it has had certain business relationships during 2000 with Economy Advertising Company, a commercial printing and specialty advertising firm and Hodge Construction Company, a general contractor. Mr. Bywater is an executive officer and principal shareholder of Economy Advertising Company and Mr. Hodge is an executive officer and principal shareholder of Hodge Construction Company. During 2000, the Banks paid the sum of $177,878 to Economy Advertising Company for commercial printing services and for the purchase of calendars and other specialty advertising items. The Banks contemplate that they will purchase a similar amount of goods and services from Economy Advertising Company during 2001. Such business relationships have been entered into in the ordinary course of business of the Banks and, in the opinion of management, the prices charged for the goods and services provided by Economy Advertising Company are at least as favorable to the Banks as prices generally charged by similar businesses in the area for such goods and services. In 1999, prior to Mr. Hodge's election to the Board of Directors, the Company entered into two cost-plus contracts with Hodge Construction Company for construction management services for construction projects slated to start in the second quarter of 2000 in Hills, Iowa and Coralville, Iowa. During 1999, the Company made no payments for construction management services performed for the Company under these cost-plus contracts. Although these contracts were not entered into as a result of competitive bidding, the contracts were entered into in the ordinary course of business of the Company and, in the opinion of management, the amounts to be paid under such contracts for the services performed will be at least as favorable to the Company as prices generally charged by similar businesses in the area for such services. Both construction projects are expected to be completed during the second quarter of 2001. In 2000 the Company made total payments to Hodge Construction under the two cost-plus contracts totalling $286,074 and during 2001 an estimated additional $145,000 will be paid in construction management fees as construction on the two facilities are completed. Management anticipates that any future contracts between the Company and Hodge Construction Company will be entered into as a result of competitive bidding.

   The Board of Directors of the Banks does not believe that the participation by Mr. Bywater and Mr. Hodge in the deliberations concerning executive compensation has provided the executive officers of the Banks with more favorable compensation arrangements than would have been the case absent their participation.

                        REPORT ON EXECUTIVE COMPENSATION

   Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to Dwight Seegmiller, as President of the Company and the Banks, and the other two executive officers of the Company and the Banks. The disclosure requirements for these three individuals (the "executive officers") include information set forth in various compensation tables contained in this Proxy Statement and a report explaining the rationale and matters considered in making fundamental executive compensation decisions affecting those individuals. Decisions regarding executive officer salaries, bonuses and contributions to the ESOP and, beginning in 1994, the Profit Sharing Plan are made by the Board of Directors of the Banks, with Mr. Seegmiller abstaining from deliberations and voting on such matters. Decisions regarding the grant of awards to executive officers pursuant to the Incentive Stock Plan are made by the Incentive Stock Committee of the Board of Directors of the Company, consisting of the nine non-employee directors (all directors but Mr. Seegmiller). In fulfillment of the disclosure requirements, the Board of Directors of the Banks and the Incentive Stock Committee of the Company have prepared the following report.

Compensation Policy

   This report describes the current compensation policy as endorsed by the Board of Directors of the Banks and the Incentive Stock Committee and the resulting actions taken in arriving at 2000 compensation as reported in the various compensation tables. The executive compensation program of the Banks has been designed to:

   o provide a pay for performance policy that differentiates compensation amounts based upon corporate and individual performance;

   o provide compensation opportunities which are comparable to those offered by other Iowa-based financial institutions, thus allowing the Banks to compete for and retain talented executives who are essential to the long-term success of the Company and the Banks; and

   o align the interest of the executive officers with the long-term interest of the Company's shareholders through the ownership of Company Common Stock.

   The executive compensation program is comprised of salary, opportunities for annual cash bonuses, participation in the ESOP and opportunities for long-term incentives pursuant to awards granted under the Incentive Stock Plan and, beginning in 1994, participation in the Profit Sharing Plan. An executive officer's salary is based on a number of factors, including the Banks' performance as compared to internally established goals for the most recently ended fiscal year and to the performance of other Iowa-based financial institutions, the individual officer's level of responsibility within the Banks and comparisons to salaries paid to officers holding similar positions in other Iowa-based financial institutions. The award of an annual cash bonus is made in the discretion of the Board of Directors and not pursuant to any formal plan or formula. A bonus, if granted, is based on the individual performance of the executive officer and the achievement of financial performance goals of the Banks, as established in the Banks' annual budget and business plan. Hills, as plan sponsor of the ESOP, makes an annual ESOP contribution which is allocated among all participating employees of the Banks, including the executive officers, based on their annual salaries. In 2000, Hills, as sponsor of the Profit Sharing Plan, made a Profit Sharing Plan contribution which was allocated among all participating employees of the Banks, including the executive officers, based on their annual salaries. The amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution are determined in the discretion of the Board of Directors and are based on the achievement of financial performance goals of the Banks as established in the Banks' annual budget and business plan. The Incentive Stock Committee uses the award of stock options to officers to align their interests with those of the shareholders; however, significant vesting periods are also used to encourage retention as employees. The amount of options granted is determined by reviewing the practices of other financial institutions based on information provided by an outside consultant to the Board of Directors.

   In 1993, Section 162(m) of the Internal Revenue Code was amended to place limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies. The Board of Directors of the Banks does not believe, however, that the amendment has had or will have any impact on the compensation policies followed by the Board. President's Compensation

   Mr. Seegmiller's base salary was unchanged at $206,428 for 2000 from the prior year. The base salary reflected consideration of (i) an assessment of the Banks' performance during 1999 as compared to goals set in the Banks' annual budget and business plan for 1999, (ii) a comparison of the Banks' performance as compared with that of other Iowa-based financial institutions, and (iii) compensation data provided by comparative industry surveys. Each year, management of the Banks prepares, and the Board of Directors approves, an annual budget and business plan containing financial performance goals measured primarily in terms of earnings per share, asset quality, return on assets and return on stockholders' equity. In setting Mr. Seegmiller's salary for 2000, the Board reviewed the goals established for 1999 and determined that such goals had been achieved by the Banks. The Board also reviewed the Banks' performance as compared to that of other Iowa-based financial institutions of similar asset size. Compensation data for other Iowa-based financial institutions of similar asset size is also provided through surveys independently prepared by the Iowa Bankers Association. The survey reviewed by the Board in setting 2000 salary contained information on salaries paid during 1999 to the chief executive officers of 12 Iowa-based banks with deposits in excess of $225 million. While the foregoing factors are not specifically weighted in the decision-making process, primary emphasis is placed on the Banks' performance during the previous year as compared to the internally-established goals. Review of comparable compensation data is used primarily as a check to ensure that the salary established is within the range of salaries paid to other chief executive officers of Iowa-based financial institutions. Although the Board reviewed a number of objective factors as described above in setting Mr. Seegmiller's salary for 2000, the amount was based on a subjective determination by the Board.

   Mr. Seegmiller was awarded a cash bonus in 2000 in the amount of $45,000 based on a determination by the Board of Directors that the Banks had accomplished certain goals as established in the budget and business plan for 1999. Those goals were measured primarily in terms of earnings per share, asset quality, return on assets and return on stockholders' equity. The amount of the bonus was based on a subjective determination by the Board. In addition to the cash bonus, Mr. Seegmiller received additional compensation that represents the contributions, which were limited due to statutory and administrative rules, to the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan.

   A contribution of $15,300 was made to Mr. Seegmiller's ESOP and profit sharing accounts during 2000. The size of the contribution was determined as a function of Mr. Seegmiller's 2000 salary (not including bonus) and the size of the contribution made by the Banks, as plan sponsors, to the ESOP and profit sharing plan for the benefit of all employees of the Banks eligible to participate in the ESOP and profit sharing plans limited to a maximum of 15% of $170,000 or $25,500 established by the Internal Revenue Service. For 2000, the ESOP and profit sharing plan contributions made by the Banks amounted to 9% of the aggregate salaries paid to all Banks' employees eligible to participate in the plans. The size of the ESOP and profit sharing contributions are determined by the Board of Directors in its discretion based on its assessment of whether the Banks achieved the goals established in the annual budget and business plan for 2000. Once the size of the ESOP and profit sharing contributions were determined, such contributions were allocated among the ESOP and profit sharing accounts of all eligible employees of the Banks, including Mr. Seegmiller, based on their annual salaries for 2000.

Compensation for Other Executive Officers

   Effective January 1, 2000, the Board of Directors made no changes in the salaries paid to the two other executive officers of the Banks as reflected in the compensation table appearing herein. The Board of Directors awarded a cash bonus of $25,000 and $35,000 respectively to each of the other two executive officers in 2000, and bonuses as discussed for Mr. Seegmiller and appearing on the compensation table. The bonus awards were based on the same considerations as the compensation decisions for the President of the Banks. Additionally, contributions were made to the ESOP~accounts and the Profit Sharing Plan accounts of the other two executive officers, the size of which were determined in accordance with the same procedure as used for all employees of the Banks.

                                                 BOARD OF DIRECTORS
                                                 HILLS BANK AND TRUST COMPANY

                                                 Incentive Stock Committee
                                                 Hills Bancorporation

                                Willis M. Bywater            Theodore H. Pacha
                                Thomas J. Gill, D.D.S.       Ann Marie Rhodes
                                Donald H. Gringer            Ronald E. Stutsman
                                Michael E. Hodge             Sheldon E. Yoder
                                Richard W. Oberman

                  LOANS TO AND CERTAIN OTHER TRANSACTIONS WITH

                        EXECUTIVE OFFICERS AND DIRECTORS

   Certain of the officers and directors of the Company, their associates or members of their families, were customers of, and have had transactions with, the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Banks, such loan transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

   During the past year, the Banks and the Company have maintained business relationships with certain companies partially owned or operated by members of the Board of Directors of the Company through the purchase of varying amounts of goods and services from such companies. All such business relationships have been entered into in the ordinary course of business of the Banks and the Company and, in the opinion of management, the prices charged for such goods and services have been at least as favorable to the Banks and the Company as prices generally charged by similar businesses in the area for such goods and services. Management of the Company anticipates that the Banks and the Company will continue to maintain such business relationships on a similar basis to the extent that such goods and services are required by the Banks and the Company in the future.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   McGladrey & Pullen, LLP, Certified Public Accountants, provided accounting services to the Company during the Company's fiscal year ended December 31, 2000. The Board of Directors of the Company has selected McGladrey & Pullen, LLP to provide accounting services to the Company for the fiscal year ending December 31, 2001. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and he is also expected to be available to respond to appropriate questions.

   The report of the Audit Committee that follows shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

                             Audit Committee Report

February 27, 2001

To the Board of Directors:

   The  Audit  Committee  consists  of the  following  members  of the  Board of
Directors: Willis M. Bywater, Thomas J. Gill, and Ann Marie Rhodes. Each of the members of the Audit Committee is independent as defined under the rules of the NASDAQ Stock Market.

   We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

   We have discussed with the independent auditors, McGladrey & Pullen, L.L.P., the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Auditing Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   We have received and reviewed the written disclosures and the letter from McGladrey & Pullen, L.L.P., required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standard Board, and have discussed with the auditors the auditors' independence.

   Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                     Audit Committee

                                                     Willis M. Bywater
                                                     Thomas J. Gill
                                                     Ann Marie Rhodes

                            PROPOSALS BY SHAREHOLDERS

   Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2002 must be received by the Company no later than December 7, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals should be submitted to the Company at its principal executive offices at 131 Main Street, Hills, Iowa 52235.

                        AVAILABILITY OF FORM 10-K REPORT

   Copies of the Company's Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the fiscal year of the Company ended December 31, 2000, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock of the Company upon written request to James G. Pratt, Treasurer, Hills Bancorporation, 131 Main Street, Hills, Iowa 52235.

                                  OTHER MATTERS

   Management of the Company knows of no other matters which will be presented for consideration at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any such other business. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

   A copy of the Annual Report of the Company for the year ended December 31, 2000, is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

                       By Order of the Board of Directors

                                                     /s/ Dwight O. Seegmiller
                                                     ---------------------------
                                                     Dwight O. Seegmiller
                                                     President

March 23, 2001
Hills, Iowa

Exhibit A

                              Hills Bancorporation

                    Audit Committee of the Board of Directors

                                     Charter

The Audit Committee of Hills Bancorporation has been establlished to assist the board of directors for the Corporation in discharging its responsibilities for oversight of each Bank's compliance with established policies and procedures, as well as with laws and regulations. The Audit Committee has the responsibility to deal directly with both the internal and external auditors, and in doing so, represents the entire board.

Membership of the Committee

In order to enable the committee to effectively evaluate Bank management, as well as the internal and external audit functions, Audit Committee members must be independent of relationships that could result in conflicts of interest. As a result, the Audit Committee of Hills Bancorporation will be comprised of outside directors and not include officers or employees of the Corporation.

The committee will be comprised of not less than three nor more than seven members of the board. The Audit Committee will meet on at least a quarterly basis to review the activities of the Audit Department. The minutes of each Audit Committee meeting shall be submitted in writing to the entire Board of Directors for consideration at their meeting.

Attendance at Committee Meetings

The Internal Auditor will be present at all Audit Committee meetings to recap the Audit Department's activities. From time to time, the Committee may also call upon others from within the organization to present reports of their activities. These could include the Compliance and Security functions of the Corporation. Exeutive Management will also attend these meetings.

Duties and Responsibilities

Overall, the audit committee is responsible for monitoring the Corporation's compliance with internal controls, policies and procedures, and regulations. As a result, the Audit Committee of the Corporation has the responsibility to oversee the control activities of each subsidiary. Therefore, each subsidiaries' board and management are accountable to the Corporation's Audit Committee for their actions. Specific duties and responsibilities of the Audit Committee include:

Evaluating the adequacy of the internal control structure within the Bank -- The Committee will be involved in evaluating the adequacy of the Corporation's internal control structure. This will be accomplished by the Committee's review of all audit and examination reports, management's repsonse to these reports, and any other assessments of controls. Where internal control structure weaknesses exist, the committee is responsible for evaluating the seriousness of the weakness and the appropriateness of management's proposed corrective actions.

Selecting the internal and external auditors for the Bank -- The Committee will function as the supervisor of the internal audit function. In this role the committee will have overall responsibility for hiring a competent staff to fulfill the department's responsibilities.

The Audit Committee is responsible for assessing the quality of the Internal Audit Department on annual basis. In completing this evaluation, the Audit Committee will solicit Executive Management for their opinions on the Department's performance.

The Committee is also responsible for coordinating the hiring of the Bank's external auditors and the subsequent evaluation of the activities they perform.

The Committee will periodically consult with the independent accountants out of the presence of managment about internal controls and the fullness and accuracy of the organization's financial statements.

In all hiring situations, the Committee will call upon Executive Management for assistance with any or all of these responsibilities.

Evaluating and approving the audit plan for the Corporation -- The Committee is responsible for the final review and approval of the Corporation's annual audit plan. Throughout the year, the Committee will be responsible for monitoring the audit plan to ensure audits are being performed in compliance with the approved audit cycle. The Committee will review and approve all deviations from the approved audit cycle.

                                          Audit Committee
                                          of Board of Directors
                                          Hills Bancorporation

                                          Willis M. Bywater     Ann Marie Rhodes
                                          Thomas J. Gill